Exhibit 10.1

FIRST AMENDMENT
TO THE INTEL CORPORATION SHELTERED EMPLOYEE RETIREMENT PLAN PLUS
The document, as amended and restated effective January 1, 2020

1.Effective January 1, 2021, Section 2(o) of the Plan is amended by modifying the first two sentences to read as follows:

“(o) “Eligible Employee” means any Employee of a Participating Company who is classified by the Company as eligible to participate in this Plan as a member of a select group of management or highly compensated employees. For the 2021 Plan Year, The Company has classified Employees in Grades 10-20, 25-28, and 85-90 (or the equivalent grade as classified by the Company) as Eligible Employees.”

1.Effective January 1, 2020, Section 8(b) of the Plan is amended to read, in its entirety, as follows:

(b) Form and Time of Distribution: General Rule. Unless the Participant has elected a distribution under Section 8(c) pursuant to procedures prescribed by the Company, the distribution of the Participant’s Accounts shall be made as follows:

(1) The portion of a Participant’s Accounts that is attributable to Company Contributions made for periods before January 1, 2020 and the Participant’s entire Earnings Deferral Account shall be paid in a cash lump sum as soon as reasonably practicable after the Participant’s Termination Date.

(2) The portion of a Participant’s Account that is attributable to Company Contributions made for periods on and after January 1, 2020 shall be paid in a cash lump sum in March (or as soon as reasonably practicable thereafter) of the Plan Year immediately following the Plan Year in which the Participant’s Termination Date occurs.

1.Effective January 1, 2020, a new Section 9(k) is added to read as follows:

“(k) Offset to Recover Amounts Due to the Company. At the sole discretion of the Company, benefit payments under this Plan may be offset to recover amounts owed to the Company by the person otherwise entitled to the payment, to the extent the offset does not violate Section 409A of the Code.

IN WITNESS WHEREOF, this First Amendment was adopted by the Management Retirement Plans Administrative Committee by written consent on December 22, 2020.

By: Date:

/s/:Havilah Gebhart December 22, 2020
Havilah Gebhart Secretary,
Management Retirement Plans Administrative Committee